UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8845 Rehco Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this report, “Innovus Pharmaceuticals,” “Innovus Pharma,” “the Company”, “we,” “us” and “our” refer to Innovus Pharmaceuticals, Inc., and/or one or more of our wholly-owned subsidiaries, unless the context otherwise provides. Innovus Pharma® is a registered service mark of Innovus Pharmaceuticals, Inc.

Item 8.01 – Other Events

On April 18, 2019, the Company issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has approved abbreviated new drug application (“ANDA”) No. 208024 for Fluticasone Propionate Nasal Spray USP, 50 mcg per spray (OTC) owned by Akorn, Inc. (“Akorn”) (NASDAQ: AKRX). Innovus has a manufacturing and supply agreement with Akorn for the supply of FlutiCare®.

Flonase® (fluticasone propionate nasal spray USP, 50 mcg per spray) is indicated for the temporary relief of hay fever and other upper respiratory allergies in adult and pediatric patients 4 years of age and older.

In addition, Innovus Pharma announced that it has reached a sales milestone with its sale of at least 1,000 unites of FlutiCare® per day through its various sales channels.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 -- Financial Statements and Exhibits

(d) Exhibits

Exhibit Number Description

99.1	Press release issued April 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019	INNOVUS PHARMACEUTICALS, INC.

	By:	/s/ Randy Berholtz
Executive Vice President,
Corporate Development and
General Counsel

EXHIBIT INDEX

Exhibit Number      Description

99.1	Press release issued April 18, 2019.